UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual company is filed by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 8.01       OTHER EVENTS

On May 23, 2008, South Carolina Electric & Gas Company (SCE&G), a principal subsidiary of SCANA Corporation (SCANA), for itself and as agent for the South Carolina Public Service Authority, entered into an engineering, procurement and construction (EPC) contract for two Westinghouse AP1000 nuclear units to be constructed at the site of the V. C. Summer Nuclear Station near Jenkinsville, South Carolina.  In connection with SCE&G’s entry into the EPC contract, SCE&G and SCANA filed a Form 8-K on May 30, 2008, which was amended on August 28, 2008, disclosing material provisions of the EPC contract, including certain aggregate EPC contract price and overall project cost estimates.

In a regulatory proceeding before the South Carolina Public Service Commission on December 17, 2008, SCE&G gave testimony containing certain additional information regarding components of SCE&G’s EPC contract price and overall project cost estimates.  The following table is provided in order to disclose that additional information and to clarify disclosures to date regarding SCE&G’s EPC contract price and overall project cost estimates (all amounts reflect SCE&G’s 55% share only):

Billions of dollars	Un-escalated	Projected Escalation	Total
EPC Contract Price	$3.5	$1.0	$4.5
Owner’s Costs	.3	.1	.4
Contingencies	.4	.1	.5
Transmission	.3	.3	.6
Allowance for Funds Used During Construction (AFC)	.3	-	.3
Total Overall Project Cost	$4.8	$1.5	$6.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

December 19, 2008	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller